Shutterstock Announces Appointment of Deirdre Bigley to Board of Directors

NEW YORK, NY, May 11, 2016 -- Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced Deirdre M. Bigley, Chief Marketing Officer for Bloomberg L.P, has been appointed to the company’s board of directors. Ms. Bigley will also serve on the compensation committee and nominating and corporate governance committee of the board.

“Deirdre brings with her a wealth of expertise and understanding related to marketing global technology businesses,“ said Jon Oringer, Founder and Chief Executive Officer of Shutterstock. “Her insights in managing a variety of marketing and sales services and her profound knowledge of driving brand strategy in a B2B environment will prove valuable as we continue to grow and build the company.”

As Chief Marketing Officer for Bloomberg L.P., Deirdre oversees the marketing for all Bloomberg businesses including financial products, media and vertical industries globally. Prior to joining Bloomberg in 2009, Bigley spent 13 years at IBM, serving in her final years as Vice President of Worldwide Advertising and Interactive and Vice President of Worldwide Brand. Deirdre currently serves as a member of the Ad Council Board of Directors and as a New York member on the Business Marketing Association Board of Directors.

“I am delighted to be joining Shutterstock’s Board at such an exciting time in its evolution,” said Ms. Bigley. “Shutterstock’s dynamic business model, history of growth and continued investment in its technology signal exciting times ahead. Through my board participation, I plan to help the company enhance its competitive advantage and help build long-term brand value for customers, contributors and shareholders.”

Deirdre has been honored with a number of awards throughout her career, including AWNY Top 50 Women in Advertising, the Gertrude Crain Award for Top Women in Business Marketing, B2B Magazine Top Marketer and Top Integrated Campaign and Working Mother Magazine's Top "Established Mom" Award. She holds a B.A. in English Literature from West Chester University.

About Shutterstock, Inc.
Shutterstock, Inc. (NYSE: SSTK), is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over

100,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 80 million images and 4 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Denver, London, Los Angeles, Montreal, Paris and San Francisco, Shutterstock has customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media provider; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

Shutterstock Press Contact
Siobhan Aalders
press@shutterstock.com
917-563-4991

Safe Harbor Provision

Statements in this press release regarding future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future growth and the potential to build long-term brand value for its customers, contributors and shareholders, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on Shutterstock’s liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; Shutterstock’s inability to continue to attract and retain customers and contributors to its online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to Shutterstock’s online marketplace; Shutterstock’s inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; Shutterstock’s inability to increase market awareness of Shutterstock and its services; Shutterstock’s inability to effectively manage its growth: failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; Shutterstock’s inability to continue expansion into international markets and the additional risks associated with operating internationally, including fluctuations in currency exchange rates; general economic conditions worldwide; Shutterstock’s ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors”; in Shutterstock’s most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.